                                                                     Exhibit 5.1



March 2, 2001


Philadelphia Suburban Corporation
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania  19010

Re: Philadelphia Suburban Corporation - Registration Statement on Form S-3 Filed Pursuant to Rule 429, Filed in Connection with Registration Statement on Form S-3 (Registration No. 333-42275)
          ----------------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Philadelphia Suburban Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (Registration No. 333-42275) (the "Initial Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of the Company's Common Stock, par value $0.50 per share ("Common Stock") under the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "DRIP") and an amendment thereto on Form S-3 filed pursuant to Rule 429 under the Act (the "Rule 429 Registration Statement) relating to the transfer of 340,893 shares of the Company's Common Stock previously registered for issuance and sale pursuant to the company's earlier Registration Statement on Form S-3 (File No. 33-64301) (the "Transfer Shares"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

Our opinion set forth below is limited to the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania.

In our opinion, the Transfer Shares, when issued and sold as described in the Rule 429 Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Rule 429 Registration Statement and to the reference to our firm under the heading "Independent Accountants and Counsel" contained in the Initial Registration Statement and incorporated by reference in the Rule 429 Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP